UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 3, 2013

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 3, 2013, Radiant Logistics, Inc. (the “Company,” “we,” “us” or “our”) released presentation materials (the “Presentation Materials”) that management intends to use from time to time in presentations about our operations and performance. We may use the Presentation Materials in presentations to current and potential investors, professionals within the securities industry, lenders, creditors, insurers, vendors, customers, employees and others with an interest in us and our business.

The information contained in the Presentation Materials is summary information that should be considered in the context of our filings with the Securities and Exchange Commission and other public announcements that we may make by press release or otherwise, from time to time. The Presentation Materials speak as of the date of this Current Report on Form 8-K (this “Report”). While we may elect to update the Presentation Materials in the future to reflect events and circumstances occurring or existing after the date of this Report, we specifically disclaim any obligation to do so. The Presentation Materials are furnished as Exhibit 99.1 to this Report and are incorporated herein by this reference.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Report. This Report shall not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

No.	Description

99.1	Presentation Materials

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: October 3, 2013	By:	/s/ Robert L. Hines, Jr.
Robert L. Hines, Jr.
General Counsel